CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-252565 and 333-278837) of Cognyte Software Ltd. of our report dated April 2, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
April 2, 2025	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited